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                                                                    Exhibit 3.32



                                 New York State
                               Department of State
                     Division of Corporations, State Records
                           and Uniform Commercial Code
                                 41 State Street
                                Albany, NY 12231
                               www.dos.state.ny.us

                (This form must be printed or typed in black ink)

                            ARTICLES OF ORGANIZATION

                                       OF


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                   (Insert name of Limited Liability Company)

             Under Section 203 of the Limited Liability Company Law


FIRST: The name of the limited liability company is:


SECOND: The county within this state in which the office of the limited liability company is to be located is:

THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is:



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    (signature of organizer)                (print or type name of organizer)